STOCK PLEDGE AGREEMENT


         This Stock Pledge Agreement ("Agreement") is entered into as of the 7th day of May, 1997, by and between AMERICAN CONSOLIDATED LABORATORIES, INC. ("ACL"), a North Carolina corporation, and SIRROM INVESTMENTS, INC. ("Sirrom"), a Tennessee corporation, as agent pursuant to that certain Intercreditor Agreement of even date herewith by and between TULLIS-DICKERSON CAPITAL FOCUS, L.P. ("TDCF"), Sirrom and Grantors (the "Intercreditor Agreement") ("Sirrom" and "TDCF" are collectively referred to hereinafter as "Lenders").

         WHEREAS, ACL is liable either as borrower or as guarantor on each of the obligations evidenced by (1) that certain Loan Agreement and Secured Promissory Note dated December 18, 1996, payable to the order of Sirrom in the original principal amount of $520,000; and (2) that certain Loan Agreement and Amended and Restated Promissory Note of even date herewith payable to the order of TDCF in the original principal amount of $550,000; and (3) a loan to be made by Sirrom (the "Sirrom Loan") in the original principal amount of $1,575,000 pursuant to that certain Loan Agreement and Secured Promissory Note of even date herewith (all of the foregoing loan agreements, notes and all other documents executed in connection with said transactions are collectively referred to as the "Loan Documents" and all of the obligations evidenced thereby are collectively referred to as the "Loans"); and

         WHEREAS, one condition to Sirrom's agreement to make the Sirrom Loan is that Lenders must be provided a first priority perfected pledge of certain stock owned by ACL;

         NOW, THEREFORE, as an inducement to cause Sirrom to make the Sirrom Loan, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

         1. Definition of Secured Indebtedness. As used herein, "Secured Indebtedness" shall mean the obligations of ACL under this Agreement and all present and future debts and other obligations of ACL to Lenders, whether arising by contract, tort, guaranty, overdraft, or otherwise; whether or not the advances or events creating such debts or other obligations are presently foreseen; whether such obligations were originally payable to Lenders or are acquired by Lenders from another person or entity; and regardless of the class of the debts or other obligations, be they otherwise secured or unsecured. Without limiting the foregoing, the "Secured Indebtedness" specifically includes the Loans, as evidenced by the Loan Documents, and all modifications, extensions and renewals thereof.

         2. Pledge of Stock. To secure the payment of the Secured Indebtedness, ACL





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hereby pledges to Sirrom, as agent pursuant to the Intercreditor Agreement, for the benefit of Lenders, and grants to Sirrom, as agent pursuant to the Intercreditor Agreement, for the benefit of Lenders, a security interest in the shares of the common stock of the corporations listed in Exhibit A hereto (each an "Issuer"), as evidenced by the certificates described in Exhibit A attached hereto, together with all dividends, distributions and other rights of payment arising therefrom or with respect thereto and proceeds thereof (collectively the "Pledged Stock").

         3. Perfection. Lenders' security interest in the Pledged Stock shall be perfected by Sirrom's possession of the certificates evidencing the same. Sirrom shall also be provided with stock powers covering the Pledged Stock executed in blank by ACL.

         4. Warranties. ACL warrants to Lenders that the following warranties are presently true and covenants that they shall remain true at and "as of" all times hereafter until Sirrom releases the Pledged Stock:

                  (a) Title. ACL is the sole legal and equitable owner of the Pledged Stock, and ACL's absolute title thereto is not the subject of any claim or challenge threatened or asserted by any third party.

                  (b) Valid Stock. The Pledged Stock has been validly issued and is fully paid for and non-assessable.

                  (c) No Liens or Restrictions. The Pledged Stock is not and will not be subject to any security interest, lien, restriction of transfer, "buy-sell" agreement, voting agreement, redemption agreement, option or other agreements, except for those restrictions and agreements, if any, that are noted on the stock certificates, and Permitted Liens (as defined in the Loan Agreement).

                  (d) Valid Lien. This Agreement provides Lenders with a valid pledge of, and a valid first priority security interest in, the Pledged Stock.

                  (e) Percentage of Ownership of Issuer. The Pledged Stock represents the percentage of the total outstanding shares of each Issuer's stock as set forth in Exhibit A hereto.

                  (f) No Other Classes of Stock. Each Issuer has only one class of stock outstanding.

                  (g) No Options. No Issuer has any options, warrants or convertible debt instruments outstanding that could require the issuance of additional stock.

         5. Covenants. ACL covenants with Lenders as follows:




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                  (a) Additional Stock. ACL shall receive any stock issued or delivered as a result of ownership of the Pledged Stock as Lenders' agent and shall deliver the same immediately to Sirrom upon receipt. Such additional stock shall become part of the Pledged Stock hereunder upon issuance.

                  (b) No Further Encumbrance. ACL shall not sell or transfer any or all of the Pledged Stock or grant or suffer the attachment of any Encumbrance to any or all of the Pledged Stock.

                  (c) Notices. If Lenders so request, ACL shall forward promptly after ACL's receipt to Lenders, copies of all proxy solicitations, meeting notices, and other writings pertaining to the Pledged Stock.

         6. Record Ownership. Lenders may, at any time and in its sole discretion following the occurrence and during the continuation of a default under this Agreement, cause any or all of the Pledged Stock to be transferred of record into Lenders' name or into the name of a nominee. ACL hereby appoints Sirrom as ACL's attorney-in-fact for the purpose of so transferring record ownership of the Pledged Stock. The mere transfer of record ownership shall be for preservation of Lenders' rights only and shall not be considered a sale or disposition of the Pledged Stock or an acquisition thereof in full or partial satisfaction of the Secured Indebtedness, unless Lenders specifically so provide in writing and Lenders shall, notwithstanding such a transfer of record, allow ACL the benefit of provisions herein regarding distributions and voting rights.

         7. Voting Rights. As long as there is no default under this Agreement, ACL shall be entitled to exercise all voting rights arising from ownership of the Pledged Stock.

         8. Right to Distributions. As long as there is no default under this Agreement, ACL shall have the exclusive right to receive all distributions of cash made with respect to the Pledged Stock.

         9. Return of Pledged Stock. The Pledged Stock shall be returned to ACL when (i) the Secured Indebtedness has been paid in full and (ii) Lenders (or either of them) have no further obligation to extend credit to be included in the Secured Indebtedness. The return of the Pledged Stock shall be without recourse against Lenders and shall be effected without any representation or warranty on Lenders' part, notwithstanding any provision of the Uniform Commercial Code or other law that might otherwise imply or require representations or warranties as to title or other matters.

         10. Recitals. ACL warrants and agrees that the recitals set forth at the beginning of this Agreement are true.




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         11. No Burdensome Agreements. ACL warrants that ACL is not a party to any contract or agreement and is not subject to any contingent liability that does or may impair ACL's ability to perform under the terms of this Agreement. ACL further warrants that the execution and performance of this Agreement will not cause a default, acceleration or other event under any other contract or agreement to which ACL or any property of ACL is subject, and will not result in the imposition of any charge, penalty, lien or other encumbrance against any of ACL's property except in favor of Lenders.

         12. Legal and Binding Agreement. ACL warrants that the execution and performance of this Agreement will not violate any judicial or administrative order or governmental law or regulation, and that this Agreement is valid, binding and enforceable in every respect according to its terms.

         13. No Consent Required. ACL warrants that ACL's execution, delivery and performance of this Agreement do not require the consent of or the giving of notice to any third party including, but not limited to, any other lender, governmental body or regulatory authority.

         14. No Default. ACL warrants that, as of the execution of this Agreement, no default exists hereunder and no condition exists which, with the giving of notice, the passing of time, or both, would constitute such a default.

         15. Default Defined. The occurrence of an Event of Default under the Loan Documents shall constitute a default under this Agreement.

         16. Remedies Upon Default. Upon the occurrence and during the continuation of a default hereunder, Lenders may exercise any of the following remedies:

                  (a) Power to Vote Pledged Stock. If Lenders so elect in writing, Lenders shall have the exclusive right to exercise voting powers and give consents, waivers, ratifications and notices relating to the Pledged Stock. ACL hereby irrevocably appoints Sirrom as ACL's proxy and attorney-in-fact to so act with respect to the Pledged Stock. Lenders may exercise their power to vote the Pledged Stock pursuant to the power granted in this subparagraph or pursuant to the Irrevocable Proxy executed in favor of Lenders in connection with the execution of this Agreement. Issuer and Issuer's secretary and transfer agent (if any) are hereby irrevocably authorized and directed to honor the Irrevocable Proxy in favor of Lenders without any inquiry whatsoever on their part, and ACL hereby agrees that Issuer, Issuer's secretary and transfer agent (if any) and all employees and agents of both of them shall not be liable to ACL for honoring the Irrevocable Proxy upon Lenders' demand. Lenders' exercise of any rights under the Irrevocable Proxy pending disposition of the Pledged Stock at a private or public sale shall not be considered a disposition of any or all of the Pledged Stock and shall not be considered an acceptance of the Pledged Stock in satisfaction of any or all of the Secured Indebtedness.




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                  (b) Record Ownership. Lenders may cause any or all of the
Pledged Stock to be transferred of record into Lenders' name. ACL hereby appoints Sirrom as ACL's attorney-in-fact for the purpose of so transferring record ownership of the Pledged Stock. The mere transfer of record ownership shall be for preservation of Lenders' rights only and shall not be considered a sale or disposition of the Pledged Stock or an acquisition thereof in full or partial satisfaction of the Secured Indebtedness, unless Lenders specifically so provide in writing.

                  (c) Receipt of Distributions. Lenders shall have the exclusive right to receive all distributions made with respect to the Pledged Stock. Lenders shall apply cash distributions to payment of the Secured Indebtedness and hold all other types of property distributed for sale pursuant to the Uniform Commercial Code as adopted in Tennessee as proceeds of the Pledged Stock. Lenders' right to receive such distributions shall be further evidenced by the Irrevocable Proxy executed in connection with this Agreement.

                  (d) Sale of Pledged Stock. Lenders may sell the Pledged Stock or any part thereof at public or private sale or at any appropriate broker's board or securities exchange, for cash, on credit, or for future delivery.

                  (i) If notice of the disposition is required by law to be given, such notice shall be sufficient and commercially reasonable if given at least five (5) days prior to the proposed disposition.

                  (ii) Lenders may purchase any or all of the Pledged Stock sold at any public sale or, to the extent permitted by law, at any private sale.

                  (iii) ACL acknowledges that the Pledged Stock has not been registered pursuant to applicable securities laws and that compliance with applicable laws upon any disposition by Lenders may bring a lower price than would otherwise be obtained for the Pledged Stock. Without limiting the authority of Lenders to take all other measures deemed necessary by Lenders to comply with any applicable securities laws, ACL agrees that, or prior to any sale of the Pledged Stock, Lenders may, in their sole discretion, restrict prospective purchasers to persons who will represent that they will purchase for their own account for investment and not with view to the distribution or sale of any of the Pledged Stock and who will agree that the Pledged Stock so purchased may bear an appropriate restrictive legend.

                  (iv) At or prior to any sale, Lenders may, in their sole discretion, require that prospective purchasers establish, to Lenders' satisfaction, that they are investors of sufficient financial means and/or business acumen to qualify as "accredited investors" or that they meet any other appropriate standard of investor suitability under federal and/or state securities laws.



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                  (v) At any sale, Lenders shall have the right to transfer to the purchaser thereof the Pledged Stock sold. Sirrom is hereby appointed ACL's attorney-in-fact for the purpose of supplying any endorsements necessary to effect such transfer. Each purchaser at any such sale (including, without limitation, Lenders) shall hold the property sold free from any claim or right of any kind, including any equity or rights of redemption of ACL. ACL hereby specifically waives all rights of redemption, stay or appraisal which ACL has or may have under any rule of law or statute now existing or hereafter adopted.

                  (vi) At any sale, the Pledged Stock may be sold in one lot as an entirety or in separate portions, as Lenders may determine.

                  (vii) If any of the Issuer's securities are then registered for public sale, then, prior to any sale hereunder, Lenders may, but shall not be obligated to, seek to have all or part of the Pledged Stock registered for public distribution pursuant to any applicable state or federal law or seek assurances from any state or federal authority that the intended disposition of Pledged Stock will qualify under an exception to laws that otherwise require registration for the sale of stock.

                  (viii) In addition to other costs of sale, all expenses incurred by Lenders in addressing securities law matters relating to the sale of the Pledged Stock, including, but not limited to, reasonable attorney's fees, shall become part of the Secured Indebtedness.

                  (ix) Lenders shall not be obligated to make any sale pursuant to any notice given and may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be resumed at any time and place to which the same may be so adjourned.

                  (x) In the case of any sale of all or any part of the Pledged Stock on credit or for future delivery, payments made by the purchaser shall reduce the outstanding balance of the Secured Indebtedness as payments are received, and the outstanding principal balance of the Secured Indebtedness shall continue to accrue interest over the time that such payments are made, until the principal and accrued interest constituting the Secured Indebtedness have been paid in full. Lenders shall not incur any liability in case of the failure of such purchaser to completely pay for the Pledged Stock so sold and, in the case of any such failure, the Pledged Stock may again be sold pursuant to the provisions hereof.

         17. Application of Proceeds. All amounts received by Lenders by exercise of its remedies hereunder shall be applied as provided in the Loan Documents.



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         18. Incorporation of Exhibits. All Exhibits referred to in this
Agreement are incorporated herein by this reference.

         19. Indulgence Not Waiver. Lenders' indulgence in the existence of a default hereunder or any other departure from the terms of this Agreement shall not prejudice Lenders' rights to declare a default or otherwise demand strict compliance with this Agreement.

         20. Cumulative Remedies. The remedies provided Lenders in this Agreement are not exclusive of any other remedies that may be available to Lenders under any other document or at law or equity.

         21. Amendment and Waiver in Writing. No provision of this Agreement can be amended or waived, except by a statement in writing signed by the party against which enforcement of the amendment or waiver is sought.

         22. Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of ACL and the successors and assigns of Lenders, except that ACL shall not assign any rights or delegate any obligations arising hereunder without the prior written consent of Lenders. Any attempted assignment or delegation by ACL without the required prior consent shall be void.

         23. Entire Agreement. This Agreement and the other written agreements between ACL and Lenders represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein.

         24. Severability. Should any provision of this Agreement be invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

         25. Time of Essence. Time is of the essence of this Agreement, and all dates and time periods specified herein shall be strictly observed, except that Lenders may permit specific deviations therefrom by its written consent.

         26. Applicable Law. The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Secured Indebtedness shall be determined according to the laws of Tennessee applicable to contracts executed and performed entirely within that state.

         27. Jurisdiction, Venue, Waiver of Jury Trial. Disputes arising under this Agreement shall be governed as to matters of jurisdiction, venue and waiver of right to jury trial by the provisions of the Loan Documents.




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         28. Gender and Number. Words used herein indicating gender or number shall be read as context may require.

         29. Captions Not Controlling. Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective paragraphs.

                  Dated as of the date first written above:

                                   THE UNDERSIGNED ACKNOWLEDGE A THOROUGH
                                   UNDERSTANDING OF THE TERMS OF THIS AGREEMENT
                                   AND AGREE TO BE BOUND THEREBY:

                                   AMERICAN CONSOLIDATED LABORATORIES, INC.

                                   By: /s/ Joseph A. Arena

                                   Title: CEO

                                   SIRROM INVESTMENTS, INC.

                                   By: /s/ Donald F. Barrickman

                                   Title: Vice President





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                                    EXHIBIT A

                          DESCRIPTION OF PLEDGED STOCK



                 ISSUER                  NUMBER OF          CERTIFICATE NUMBER            % OF ISSUER'S STOCK
                                         SHARES
NOVAVISION, INC.                               1,000                      1                            100
CAROLINA CONTACT LENS, INC.                    1,100                      4                            100
SALVATORI OPHTHALMIC                           1,000                      1                            100
MANUFACTURING CORPORATION
WOLCON LABS, INC.                              5,100                      4                            100
                                               4,900                      5
S-O NEBRASKA, INC                              1,000                      1                            100




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